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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Lance, Inc.:

We consent to incorporation by reference in the Post Effective Amendment No. 1 to Registration Statement of Lance, Inc. on Form S-8, Registration No. 33-58839, filed on April 26, 1995 related to the 1995 Nonqualified Stock Option Plan for Non-Employee Directors, of our report dated February 17, 1998 relating to the consolidated balance sheets of Lance, Inc., and subsidiaries as of December 27, 1997 and December 28, 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the fiscal years in the three-year period ended December 27, 1997, which report is incorporated by reference in the December 27, 1997 annual report on Form 10-K of Lance, Inc.

Our report refers to the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," during the fiscal year ended December 30, 1995.


                                                      KPMG PEAT MARWICK LLP


Charlotte, North Carolina
April 29, 1998